Exhibit 99.1

MBIA Inc. Reports Second Quarter 2011 Financial Results

Highlights

  MBIA Inc.’s Adjusted Book Value (ABV), a non-GAAP measure, was $37.22 per share at June 30, 2011 compared with $35.57 per share at March 31, 2011.
  MBIA Inc.’s adjusted pre-tax income, a non-GAAP measure, was $161 million for the second quarter of 2011 compared with adjusted pre-tax income of $48 million for the second quarter of 2010.
  MBIA Inc. recorded net income available to common shareholders of $137 million, or $0.68 per share, for the second quarter of 2011, compared with net income of $1.3 billion, or $6.32 per share, for the second quarter of 2010.
  Since the end of the first quarter, MBIA Insurance Corporation (MBIA Corp.) has reached agreements with five counterparties for commutations of transactions which include multi-sector CDOs and investment grade corporate CDOs. The agreements eliminate $8.7 billion in gross insured exposure in exchange for one-time payments by MBIA Corp. that are within its aggregate statutory loss reserve for these transactions.

ARMONK, N.Y.--(BUSINESS WIRE)--August 9, 2011--MBIA Inc. (NYSE: MBI) (the Company) today reported Adjusted Book Value (ABV) per share (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) of $37.22 as of June 30, 2011, compared with $35.57 as of March 31, 2011. Book value per share was $9.56 as of June 30, 2011.

Adjusted pre-tax income, a non-GAAP measure (defined in the attached Explanation of Non-GAAP Financial Measures), for the second quarter of 2011 was $161 million compared with adjusted pre-tax income of $48 million for the second quarter of 2010. The increase in adjusted pre-tax income for the three months ended June 30, 2011 relative to the comparable quarter of 2010 resulted principally from a reduction in insurance losses driven by the early settlements of insured credit default swaps at amounts below previously established credit impairments, partially offset by losses related to fair valuing interest rate swaps and adverse changes in foreign currency exchange rates in the Company’s wind-down operations. ABV and adjusted pre-tax income provide investors with additional views of the Company’s operating results that management finds useful in measuring financial performance.

Net income available to common shareholders for the second quarter of 2011 was $137 million, or $0.68 per share, compared with net income of $1.3 billion, or $6.32 per share, for the second quarter of 2010. The Company’s results for the second quarter of 2011 were driven by a gain on insured credit derivatives associated with commutation activity, and a $283 million income tax provision benefit related to a change in the Company’s projection of its full year effective tax rate.

“Overall, our results for the second quarter were positive,” said MBIA Inc. President and Chief Financial Officer Chuck Chaplin. “New delinquencies in our second lien mortgage book were consistent with our expectations, and payments continued to be somewhat below what our models predicted. We also achieved substantial reductions in future volatility by commuting a number of CDO transactions. Reductions in statutory reserves for RMBS and ABS CDOs more than offset increases in reserves for CMBS. Although we had a setback in our Transformation-related litigation, we continued to make progress in our residential mortgage putback cases.”

Second Quarter 2011 Segment Results

The following is a summary of pre-tax results by segment for the second quarter:

($ in millions)		Structured
	U.S. Public	Finance and	Advisory
	Finance	International	Services	Corporate	Wind-down	Consolidated
2Q 2011 Pre-tax Income	$144	$(125)	$(3)	$(2)	$(168)	$(147)
2Q 2010 Pre-tax Income	$128	$1,829	$0	$(9)	$11	$1,968

2Q 2011 Adj. Pre-tax Income	$144	$189	$(3)	$(2)	$(168)	$161
2Q 2010 Adj. Pre-tax Income	$128	$(86)	$0	$(9)	$11	$48

U.S. Public Finance Results

The Company’s U.S. public finance insurance business is conducted through its National Public Finance Guarantee Corp. (National) subsidiary.

National recorded $144 million of adjusted pre-tax income in the second quarter of 2011 compared with $128 million of adjusted pre-tax income in the second quarter of 2010. The increase in adjusted pre-tax income resulted from an improvement in loss and loss adjustment expenses.

National's insured portfolio generated total premiums earned of $106 million in the second quarter of 2011 compared with $119 million in total premiums earned in the second quarter of 2010. The decline in total premiums earned resulted from amortization of National’s insured portfolio and lower refunding activity in the quarter.

Net investment income for National declined 3 percent to $54 million in the second quarter of 2011 from $56 million in the comparable period of 2010 due to lower average yields. Since the second quarter of 2010, National’s investment portfolio increased in size by 1 percent, to $5.4 billion at June 30, 2011.

Fees and reimbursements were $1.6 million in the second quarter of 2011 compared with $2.8 million in the second quarter of 2010. The decline in fees and reimbursements was primarily attributable to lower waiver and consent fees in the second quarter of 2011.

National recorded a net benefit to loss and loss adjustment expenses of $9 million in the second quarter of 2011 compared with loss and loss adjustment expenses of $10 million in the second quarter of 2010. The net benefit in the second quarter of 2011 was primarily the result of a decrease in loss reserves on an insured affordable housing transaction following its remediation.

Operating expenses were $19 million in the second quarter of 2011, up 15 percent from $17 million in the comparable period of 2010. The increase in operating expenses was driven by higher legal and allocated overhead expenses, partially offset by lower compensation expenses.

As of June 30, 2011, National’s statutory capital was $2.6 billion and its claims-paying resources totaled $5.7 billion.

Structured Finance and International Insurance Results

The Structured Finance and International Insurance business is conducted through MBIA Corp. and its subsidiaries.

Adjusted pre-tax income for the Structured Finance and International Insurance segment for the second quarter of 2011 was $189 million compared with an adjusted pre-tax loss of $86 million for the second quarter of 2010. Premiums earned, net investment income, fees and reimbursements, and premiums and fees on insured derivatives totaled $145 million in the second quarter of 2011. Losses, credit impairments (a non-GAAP measure defined in the attached Explanation of Non-GAAP Financial Measures) and loss-related expenses on insured exposures were a benefit of $150 million in the second quarter while all other line items in the aggregate had a net $106 million negative impact on adjusted pre-tax income.

The following is a summary of all insured portfolio economic loss activity in the second quarter. Economic losses for a reporting period represent the change in the Company’s estimate of the present value of expected net future claims payments without regard to the manner in which they are presented in the Company’s financial statements.

2Q 2011 Economic Loss (Benefit) Activity
($ in thousands)	RMBS	ABS CDOs	CMBS	Other	Total

Change in Expected Payments	$52,549	($409,411)	$233,092	$44,570	($79,200)

Change in Expected Salvage	(68,575)	9,435	(36)	(11,677)	(70,853)

Total Economic Losses (Benefit)	($16,026)	($399,976)	$233,056	$32,893	($150,053)

In the second quarter, the Company increased its expectations of future payments on RMBS exposures by $53 million. However, the increase in expected future claims payments was more than offset by additional expected recoveries of $69 million primarily from contractual claims related to ineligible mortgages. The Company’s estimates for expected recoveries related to “putbacks” of ineligible mortgages totaled $2.7 billion as of June 30, 2011. However, based on the Company’s assessment of the strength of its contract claims, the Company continues to believe it is entitled to collect the full amount of its cumulative incurred losses, which totaled $4.6 billion as of June 30, 2011, from those securitization sponsors against whom it is pursuing litigation.

Since the end of the first quarter of 2011, MBIA Corp. has reached agreements with five counterparties for commutations of transactions including multi-sector CDOs and investment grade corporate CDOs. Commutation agreements with two of the parties were closed in the second quarter, an agreement with one counterparty was reached during the second quarter and subsequently closed in the third quarter, while agreements with the remaining two counterparties were reached and are expected to close in the third quarter. When fully consummated, the five commutation agreements will have eliminated $8.7 billion in gross insured exposure.

In the second quarter of 2011, the Company estimated $233 million of incremental economic losses on certain insured transactions backed by pools of commercial mortgage-backed securities (CMBS). While the Company continues to observe evidence of improving trends in the CMBS market overall, including a deceleration in the pace of increases in delinquency rates and an increase in material loan modifications, these positive factors were offset by some deductible erosion and projected deterioration in several insured transactions.

Certain losses are on policies subject to insurance accounting while other categories of loss relate to insured VIEs or insured credit derivatives for which GAAP specifies alternative accounting. The following is a summary of second quarter economic losses based on those categories:

2Q 2011 Economic Losses (Benefit)
($ in thousands)
Change in Expected Payments	$69,696
Change in Insurance Recoveries	(10,833)
Loss & LAE Expense on Policies Subject to Insurance Accounting	58,863

Credit Impairments on Insured VIEs	9,868

Credit Impairments on Insured Credit Derivatives	(219,555)
LAE on Insured Credit Derivatives	771
Credit Impairments and LAE on Insured Credit Derivatives	(218,784)

Total Economic Losses (Benefit)	($150,053)

In the second quarter of 2011, MBIA Corp. paid a total of $237 million in claims and LAE, net of reinsurance and collections, in connection with its residential mortgage exposures compared to $231 million in the first quarter of 2011 and $407 million in the second quarter of 2010.

The Company’s net derivative liability (the cumulative negative mark-to-market) with respect to insured credit derivatives was $5.7 billion as of June 30, 2011. The Company currently has approximately $2.0 billion in statutory loss reserves in connection with these insured credit derivatives. The Company expects the $3.7 billion unimpaired portion of the unrealized net loss in fair value (mark-to-market) to be reversed prior to or upon the maturities of the insured credit derivatives.

As of June 30, 2011, MBIA Corp.’s statutory balance sheet reflected $2.6 billion in cash and invested assets including $815 million of cash and short-term investments. Cash, short-term investments and other highly liquid investments available to meet liquidity demands totaled $1.1 billion as of June 30, 2011, excluding amounts held by subsidiaries. The Company believes that MBIA Corp.’s liquidity resources will adequately provide for anticipated cash outflows.

MBIA Corp. had statutory capital of $2.9 billion and claims-paying resources totaling $4.3 billion at June 30, 2011.

Advisory Services

The Company’s Advisory Services business is primarily conducted in its Cutwater Asset Management subsidiaries. Cutwater recorded a pre-tax loss of $3 million in the second quarter of 2011 driven by expenses associated with positioning it for future growth.

Cutwater’s average assets under management in the second quarter were $39.8 billion, down 3 percent from $41.0 billion in the first quarter of 2011. Third-party average assets under management in the second quarter totaled $25.5 billion, down 3 percent from $26.2 billion in the first quarter of 2011.

Corporate Segment

The Corporate segment comprises MBIA Inc.’s holding company activities and certain subsidiaries, including Optinuity Alliance Resources Corp. The Corporate segment recorded a pre-tax loss of $2 million in the second quarter of 2011 compared with a pre-tax loss of $9 million in the second quarter of 2010. The Corporate segment’s pre-tax results were positively impacted in the second quarters of 2011 and 2010 by marks-to-market of $12 million and $9 million, respectively, on outstanding warrants on MBIA Inc. common stock.

As of June 30, 2011, the corporate activities of MBIA Inc. had $255 million of cash and highly liquid assets available for general corporate liquidity purposes.

The Company repurchased approximately 3 million shares of its common stock at an average price of $8.27 during the second quarter. As of June 30, 2011, approximately $48 million of repurchase authorization remained available under the Company's $1.0 billion share buyback program.

Wind-down Operations

The Company’s wind-down operations comprise its Asset Liability Management (ALM) and Conduit businesses, both of which are in run-off.

The Company’s wind-down operations recorded a pre-tax loss of $168 million in the second quarter of 2011 compared with pre-tax income of $11 million in the second quarter of 2010. The pre-tax loss in the second quarter of 2011 was driven by a $133 million net loss on financial instruments at fair value and foreign exchange, primarily from mark-to-market losses resulting from a combination of an improved market perception of MBIA Corp.’s credit quality as well as adverse movements in interest rates and currency exchange rates.

During the second quarter, the ALM business repaid an additional $200 million of its original $2.0 billion secured loan from MBIA Corp. The remaining outstanding balance of the secured loan was $600 million as of June 30, 2011.

Conference Call

The Company will host a webcast and conference call for investors tomorrow, Wednesday, August 10, 2011 at 8:00 AM (EDT) to discuss its second quarter 2011 financial results and other matters relating to the Company. The webcast and conference call will consist of brief remarks followed by a question and answer session.

The dial-in number for the call is (877) 694-4769 in the U.S. and (404) 665-9935 from outside the U.S. The conference call code is 84149049. A live webcast of the conference call will also be accessible on www.mbia.com.

A replay of the call will be available approximately two hours after the completion of the call on August 10 until 11:59 p.m. on August 24 by dialing (855) 859-2056 in the U.S. or (404) 537-3406 from outside the U.S. The replay call code is also 84149049. In addition, a recording of the call will be available on the Company's website approximately two hours after the completion of the call.

Forward-Looking Statements

This release includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of CDOs including multi-sector, CMBS and CRE CDOs and RMBS, uncertainty regarding whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the possibility that loss reserve estimates are not adequate to cover potential claims, the Company’s ability to access capital and the Company’s exposure to significant fluctuations in liquidity and asset values within the global credit markets, the Company’s ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National or any other insurance subsidiaries, and the Company’s ability to commute certain of its insured exposures, including as a result of limited available liquidity, the Company’s ability to favorably resolve litigation claims against the Company, and changes in general economic and competitive conditions. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, as well as related reinsurance, advisory and portfolio services, for the public and structured finance markets, and asset management advisory services. The Company services its clients around the globe with offices in New York, Denver, San Francisco, Paris, London, Madrid and Mexico City. Please visit MBIA's website at www.mbia.com.

Explanation of Non-GAAP Financial Measures

The following are explanations of why MBIA believes that the non-GAAP financial measures used in this press release, which serve to supplement GAAP information, are meaningful to investors.

Adjusted Book Value: Adjusted Book Value (ABV), a non-GAAP measure, is used by the Company to supplement its analysis of GAAP book value. The Company uses ABV as a measure of fundamental value and considers the change in ABV an important measure of periodic financial performance. ABV adjusts GAAP book value to remove the impact of certain items which the Company believes will reverse over time, as well as to add in the impact of certain items which the Company believes will be realized in GAAP book value in future periods. The Company has limited such adjustments to those items that it deems to be important to fundamental value and performance and which the likelihood and amount can be reasonably estimated. ABV assumes no new business activity. The Company has presented ABV to allow investors and analysts to evaluate the Company using the same measure that MBIA’s management regularly uses to measure financial performance. ABV is not a substitute for and should not be viewed in isolation from GAAP book value.

ABV is calculated on a consolidated basis and a segment basis. ABV by segment provides information about each segment’s contribution to consolidated ABV and is calculated using the same formula.

ABV per share represents that amount of ABV allocated to each common share outstanding at the measurement date.

Adjusted Pre-tax Income: Adjusted pre-tax income, a non-GAAP measure, is used by the Company to supplement its analysis of GAAP pre-tax income. The Company uses adjusted pre-tax income as a measure of fundamental periodic financial performance. Adjusted pre-tax income adjusts GAAP pre-tax income to remove the effects of consolidating insured VIEs and gains and losses related to fair valuing insured credit derivatives, which the Company believes will reverse over time, and adds in changes in the present value of insurance claims the Company expects to pay on insured credit derivatives based on its ongoing insurance loss monitoring and loss adjustment expenses. Adjusted pre-tax income is not a substitute for and should not be viewed in isolation from GAAP pre-tax income and the Company’s definition of adjusted pre-tax income may differ from that used by other companies.

Claims-paying Resources (CPR): CPR is a key measure of the resources available to National and MBIA Corp. to pay claims under their respective insurance policies. CPR consists of total financial resources and reserves calculated on a statutory basis. CPR has been a common measure used by financial guarantee insurance companies to report and compare resources and continues to be used by MBIA’s management to evaluate changes in such resources. The Company has provided CPR to allow investors and analysts to evaluate National and MBIA Corp. using the same measure that MBIA’s management uses to evaluate their resources to pay claims under their respective insurance policies. There is no directly comparable GAAP measure.

Credit Impairments on Insured Derivatives: Credit impairments on insured derivatives represent actual payments for the period plus the present value of the Company’s estimate of expected future claim payments for such transactions, using a discount rate required by statutory accounting principles, plus loss adjustment expenses. Since the Company’s insured credit derivatives have similar terms, conditions, risks, and economic profiles to its financial guarantee insurance policies, the Company evaluates them for impairment periodically in the same way that it estimates loss and LAE for its financial guarantee insurance policies. Credit impairments on insured derivatives are equal to the Company’s statutory losses and loss adjustment expenses for such contracts.

Credit impairments on insured derivatives may differ from the fair values recorded in the Company’s financial statements. The Company expects that the majority of its exposure written in derivative form will not be settled at fair value. The fair value of an insured derivative contract will be influenced by a variety of market and transaction-specific factors that may be unrelated to potential future claim payments. In the absence of credit impairments or the termination of derivatives at losses, the cumulative unrealized losses recorded from fair valuing insured derivatives should reverse before or at the maturity of the contracts. Contracts also may be settled prior to maturity at amounts that may be more or less than their recorded fair values. Those settlements can result in realized gains or losses, and the reversal of unrealized losses. For these reasons, the Company believes its disclosure of credit impairments on insured derivatives provides additional meaningful information to investors about potential realized losses on these contracts.

MBIA INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	June 30, 2011	December 31, 2010
Assets
Investments:
Fixed-maturity securities held as available-for-sale, at fair value (amortized cost
$8,467,567 and $9,678,603)	$8,155,038	$9,092,060
Fixed-maturity securities at fair value	182,484	25,041
Investments pledged as collateral, at fair value (amortized cost $581,564 and $547,800)	598,777	551,688
Short-term investments held as available-for-sale, at fair value (amortized
cost $1,761,299 and $2,072,955)	1,753,991	2,070,320
Other investments (includes investments at fair value of $158,332 and $185,688)	160,399	187,849
Total investments	10,850,689	11,926,958
Cash and cash equivalents	626,063	365,841
Accrued investment income	91,495	95,320
Premiums receivable	1,428,620	1,589,005
Deferred acquisition costs	374,590	412,001
Prepaid reinsurance premiums	93,539	97,270
Insurance loss recoverable	2,657,509	2,531,494
Reinsurance recoverable on paid and unpaid losses	19,709	15,111
Goodwill	31,371	31,371
Property and equipment, at cost (less accumulated depreciation of $136,032 and $135,127)	69,669	71,385
Receivable for investments sold	75,954	7,948
Derivative assets	2,737	3,780
Current income taxes	-	41,388
Deferred income taxes, net	1,574,162	907,531
Other assets	45,559	45,195
Assets of consolidated VIEs:
Cash	734,877	763,891
Investments held-to-maturity, at amortized cost (fair value $3,702,516 and $3,759,915)	3,934,051	4,038,568
Fixed-maturity securities held as available-for-sale, at fair value
(amortized cost $278,709 and $338,013)	280,026	338,630
Fixed-maturity securities at fair value	4,835,141	5,240,742
Loans receivable at fair value	2,320,278	2,183,364
Loan repurchase commitments	905,480	835,047
Derivative assets	680,534	699,072
Other assets	36,148	38,099
Total assets	$31,668,201	$32,279,011
Liabilities and Equity
Liabilities:
Unearned premium revenue	$3,801,242	$4,145,234
Loss and loss adjustment expense reserves	864,725	1,129,358
Reinsurance premiums payable	69,186	71,151
Investment agreements	1,632,515	2,005,326
Medium-term notes (includes financial instruments carried at
fair value $205,577 and $116,310)	1,763,519	1,739,507
Securities sold under agreements to repurchase	386,701	470,570
Short-term debt	-	64,768
Long-term debt	1,842,694	1,850,532
Current income taxes	22,521	-
Deferred fee revenue	8,719	9,995
Payable for settlement of derivatives and investments purchased	235,192	2,173
Derivative liabilities	5,933,848	4,616,509
Other liabilities	232,511	272,391
Liabilities of consolidated VIEs:
Variable interest entity notes (includes financial instruments carried
at fair value $6,538,581 and $6,679,982)	10,448,587	10,589,989
Long-term debt	360,000	360,000
Derivative liabilities	2,160,476	2,104,242
Other liabilities	720	968
Total liabilities	29,763,156	29,432,713
Equity:
Common stock	274,922	274,720
Additional paid-in capital	3,065,734	3,063,914
Retained earnings	985,993	2,123,566
Accumulated other comprehensive loss	(195,339)	(405,484)
Treasury stock	(2,250,668)	(2,224,577)
Total shareholders' equity of MBIA Inc.	1,880,642	2,832,139
Preferred stock of subsidiary and noncontrolling interest	24,403	14,159
Total equity	1,905,045	2,846,298
Total liabilities and equity	$31,668,201	$32,279,011

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (Unaudited)
(in thousands)

Three Months Ended June 30, 2011	U.S. Public Finance Insurance	Structured Finance and International Insurance	Advisory Services	Corporate	Wind-down Operations	Subtotal	Intercompany Eliminations	Consolidated

Revenues:
Premiums earned:
Scheduled premiums earned	$75,196	$54,921	$-	$-	$-	$130,117	$(14,228)	$115,889
Refunding premiums earned	30,942	8,047	-	-	-	38,989	(5,732)	33,257
Total premiums earned	106,138	62,968	-	-	-	169,106	(19,960)	149,146

Net investment income	54,108	17,026	20	(734)	19,816	90,236	4,845	95,081
Fees and reimbursements	1,590	26,721	16,959	22,489	-	67,759	(57,201)	10,558
Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	1,461	(192,695)	-	-	-	(191,234)	(4)	(191,238)
Unrealized gains (losses) on insured derivatives	(3)	115,742	-	-	-	115,739	-	115,739
Net change in fair value of insured derivatives	1,458	(76,953)	-	-	-	(75,495)	(4)	(75,499)

Net gains (losses) on financial instruments at fair value
and foreign exchange	13,840	536	19	16,103	(133,482)	(102,984)	-	(102,984)
Investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(1,875)	-	-	(3,977)	(5,852)	117	(5,735)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	55	-	-	(14,047)	(13,992)	-	(13,992)
Net investment losses related to other-than-temporary
impairments	-	(1,820)	-	-	(18,024)	(19,844)	117	(19,727)
Net losses on extinguishment of debt	-	-	-	(26)	-	(26)	-	(26)
Other net realized gains (losses)	-	(490)	-	122	489	121	-	121
Revenues of consolidated VIEs:
Net investment income	-	13,224	-	-	3,395	16,619	-	16,619
Net gains on financial instruments at fair value
and foreign exchange	-	17,441	-	-	1,301	18,742	3,376	22,118
Other net realized gains	-	-	-	-	-	-	2,722	2,722

Total revenues	177,134	58,653	16,998	37,954	(126,505)	164,234	(66,105)	98,129

Expenses:
Losses and loss adjustment	(8,780)	58,863	-	-	-	50,083	-	50,083
Amortization of deferred acquisition costs	22,438	40,475	-	-	-	62,913	(40,246)	22,667
Operating	19,321	32,398	19,918	25,111	2,657	99,405	(24,434)	74,971
Interest	-	33,524	-	14,420	33,038	80,982	(6,076)	74,906
Expenses of consolidated VIEs:
Operating	-	7,384	-	-	697	8,081	(1,183)	6,898
Interest	-	10,520	-	-	4,694	15,214	-	15,214

Total expenses	32,979	183,164	19,918	39,531	41,086	316,678	(71,939)	244,739

Pre-tax income (loss)	$144,155	$(124,511)	$(2,920)	$(1,577)	$(167,591)	$(152,444)	$5,834	(146,610)

Benefit for income taxes								(283,155)

Net income								$136,545

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (Unaudited)
(in thousands)

		Structured Finance and International Insurance
	U.S. Public Finance Insurance
Three Months Ended June 30, 2010			Advisory Services		Wind-down Operations		Intercompany Eliminations
				Corporate		Subtotal		Consolidated
Revenues:
Premiums earned:
Scheduled premiums earned	$86,261	$64,273	$-	$-	$-	$150,534	$(19,715)	$130,819
Refunding premiums earned	33,026	99	-	-	-	33,125	(7,619)	25,506
Total premiums earned	119,287	64,372	-	-	-	183,659	(27,334)	156,325

Net investment income	55,712	23,618	(115)	2,164	25,424	106,803	625	107,428
Fees and reimbursements	2,790	26,644	17,611	20,979	-	68,024	(56,919)	11,105
Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	103	(64,251)	-	-	-	(64,148)	-	(64,148)
Unrealized gains on insured derivatives	46	1,537,880	-	-	-	1,537,926	-	1,537,926
Net change in fair value of insured derivatives	149	1,473,629	-	-	-	1,473,778	-	1,473,778

Net gains (losses) on financial instruments at fair value
and foreign exchange	1,323	(16,478)	49	8,512	4,876	(1,718)	-	(1,718)
Investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(94)	-	-	(21,668)	(21,762)	-	(21,762)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	(1,267)	-	-	9,907	8,640	-	8,640
Net investment losses related to other-than-temporary
impairments	-	(1,361)	-	-	(11,761)	(13,122)	-	(13,122)
Net gains (losses) on extinguishment of debt	-	-	-	(9)	17,552	17,543	-	17,543
Other net realized gains (losses)	(12)	19,572	(137)	-	(255)	19,168	-	19,168
Revenues of consolidated VIEs:
Net investment income	-	10,392	-	-	2,267	12,659	-	12,659
Net gains on financial instruments at fair value
and foreign exchange	-	264,145	-	-	20,915	285,060	5,806	290,866
Net gains on extinguishment of debt	-	-	-	-	3,530	3,530	-	3,530

Total revenues	179,249	1,864,533	17,408	31,646	62,548	2,155,384	(77,822)	2,077,562

Expenses:
Losses and loss adjustment	10,263	(82,803)	-	-	-	(72,540)	-	(72,540)
Amortization of deferred acquisition costs	24,252	38,419	-	-	-	62,671	(48,641)	14,030
Operating	16,855	32,257	17,698	24,969	4,462	96,241	(27,736)	68,505
Interest	-	33,844	-	16,168	42,926	92,938	(12,043)	80,895
Expenses of consolidated VIEs:
Operating	-	3,503	-	-	578	4,081	147	4,228
Interest	-	10,275	-	-	3,686	13,961	-	13,961

Total expenses	51,370	35,495	17,698	41,137	51,652	197,352	(88,273)	109,079

Pre-tax income (loss)	$127,879	$1,829,038	$(290)	$(9,491)	$10,896	$1,958,032	$10,451	1,968,483

Provision for income taxes								673,167

Net income								$1,295,316

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (Unaudited)
(in thousands)

	U.S. Public Finance Insurance	Structured Finance and International Insurance	Advisory Services	Corporate	Wind-down Operations	Subtotal	Intercompany Eliminations	Consolidated

Six Months Ended June 30, 2011

Revenues:
Premiums earned:
Scheduled premiums earned	$151,686	$122,081	$-	$-	$-	$273,767	$(30,123)	$243,644
Refunding premiums earned	43,428	8,109	-	-	-	51,537	(8,837)	42,700
Total premiums earned	195,114	130,190	-	-	-	325,304	(38,960)	286,344

Net investment income	112,150	48,451	38	(469)	40,973	201,143	8,269	209,412
Fees and reimbursements	3,200	54,069	31,715	45,571	-	134,555	(110,046)	24,509
Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	1,583	(547,204)	-	-	-	(545,621)	(8)	(545,629)
Unrealized losses on insured derivatives	(84)	(1,306,916)	-	-	-	(1,307,000)	-	(1,307,000)
Net change in fair value of insured derivatives	1,499	(1,854,120)	-	-	-	(1,852,621)	(8)	(1,852,629)

Net gains (losses) on financial instruments at fair value
and foreign exchange	17,426	33,314	38	39,045	(216,335)	(126,512)	-	(126,512)
Net investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(2,080)	-	-	(11,327)	(13,407)	117	(13,290)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	(1,974)	-	-	(17,811)	(19,785)	-	(19,785)
Net investment losses related to other-than-temporary
impairments	-	(4,054)	-	-	(29,138)	(33,192)	117	(33,075)
Net gains (losses) on extinguishment of debt	-	-	-	(41)	23,484	23,443	2,422	25,865
Other net realized gains	-	461	-	122	4,148	4,731	-	4,731
Revenues of consolidated VIEs:
Net investment income	-	26,365	-	-	7,213	33,578	-	33,578
Net gains (losses) on financial instruments at fair value
and foreign exchange	-	(113,024)	-	-	12,044	(100,980)	16,421	(84,559)
Other net realized gains	-	-	-	-	-	-	2,722	2,722

Total revenues	329,389	(1,678,348)	31,791	84,228	(157,611)	(1,390,551)	(119,063)	(1,509,614)

Expenses:
Losses and loss adjustment	(5,435)	19,365	-	-	-	13,930	-	13,930
Amortization of deferred acquisition costs	41,920	73,538	-	-	-	115,458	(76,279)	39,179
Operating	37,823	69,038	36,187	50,843	5,800	199,691	(49,488)	150,203
Interest	-	67,052	-	29,488	65,882	162,422	(12,620)	149,802
Expenses of consolidated VIEs:
Operating	-	17,779	-	-	1,428	19,207	(2,600)	16,607
Interest	-	21,044	-	-	9,503	30,547	-	30,547

Total expenses	74,308	267,816	36,187	80,331	82,613	541,255	(140,987)	400,268

Pre-tax income (loss)	$255,081	$(1,946,164)	$(4,396)	$3,897	$(240,224)	$(1,931,806)	$21,924	(1,909,882)

Benefit for income taxes								(772,310)

Net loss								$(1,137,572)

MBIA INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS (Unaudited)
(in thousands)

	U.S. Public Finance Insurance	Structured Finance and International Insurance	Advisory Services	Corporate	Wind-down Operations	Subtotal	Intercompany Eliminations	Consolidated

Six Months Ended June 30, 2010

Revenues:
Premiums earned:
Scheduled premiums earned	$173,799	$131,336	$-	$-	$-	$305,135	$(42,014)	$263,121
Refunding premiums earned	59,779	4,340	-	-	-	64,119	(14,098)	50,021
Total premiums earned	233,578	135,676	-	-	-	369,254	(56,112)	313,142

Net investment income	117,453	57,667	(304)	7,419	51,912	234,147	(4,795)	229,352
Fees and reimbursements	17,402	150,952	33,717	44,466	-	246,537	(113,453)	133,084
Change in fair value of insured derivatives:
Realized gains (losses) and other settlements on
insured derivatives	205	(98,483)	-	-	-	(98,278)	-	(98,278)
Unrealized losses on insured derivatives	(38)	(673,461)	-	-	-	(673,499)	-	(673,499)
Net change in fair value of insured derivatives	167	(771,944)	-	-	-	(771,777)	-	(771,777)

Net gains (losses) on financial instruments at fair value
and foreign exchange	3,885	(14,128)	973	(17,922)	(20,332)	(47,524)	-	(47,524)
Net investment losses related to other-than-temporary impairments:
Investment losses related to other-than-temporary
impairments	-	(285)	-	-	(186,887)	(187,172)	-	(187,172)
Other-than-temporary impairments recognized in
accumulated other comprehensive loss	-	(3,604)	-	-	147,922	144,318	-	144,318
Net investment losses related to other-than-temporary
impairments	-	(3,889)	-	-	(38,965)	(42,854)	-	(42,854)
Net gains (losses) on extinguishment of debt	-	-	-	(9)	17,550	17,541	-	17,541
Other net realized gains (losses)	(101)	19,573	(137)	-	(22)	19,313	-	19,313
Revenues of consolidated VIEs:
Net investment income	-	20,772	-	-	7,057	27,829	-	27,829
Net gains on financial instruments at fair value
and foreign exchange	-	370,237	-	-	31,068	401,305	12,496	413,801
Net gains on extinguishment of debt	-	-	-	-	3,530	3,530	-	3,530
Other net realized losses	-	(74,244)	-	-	-	(74,244)	-	(74,244)

Total revenues	372,384	(109,328)	34,249	33,954	51,798	383,057	(161,864)	221,193

Expenses:
Losses and loss adjustment	36,158	105,701	-	-	-	141,859	-	141,859
Amortization of deferred acquisition costs	46,671	86,841	-	-	-	133,512	(96,734)	36,778
Operating	29,804	58,270	31,403	51,986	8,108	179,571	(48,568)	131,003
Interest	-	68,581	-	33,049	90,834	192,464	(27,243)	165,221
Expenses of consolidated VIEs:
Operating	-	9,700	-	-	1,112	10,812	(1,161)	9,651
Interest	-	20,655	-	-	6,969	27,624	-	27,624

Total expenses	112,633	349,748	31,403	85,035	107,023	685,842	(173,706)	512,136

Pre-tax income (loss)	$259,751	$(459,076)	$2,846	$(51,081)	$(55,225)	$(302,785)	$11,842	(290,943)

Benefit for income taxes								(106,023)

Net loss								$(184,920)

MBIA INC. AND SUBSIDIARIES
ADJUSTED PRE-TAX INCOME
(in thousands)

Three Months Ended June 30, 2011	U.S. Public Finance Insurance	Structured Finance and International Insurance	Advisory Services	Corporate	Wind-down Operations	Intercompany Eliminations	Consolidated

Revenues:
Net premiums earned	$106,138	$67,040	$-	$-	$-	$(19,960)	$153,218
Net investment income	54,108	25,439	20	(734)	19,816	4,976	103,625
Fees and reimbursements	1,590	26,721	16,959	22,489	-	(56,028)	11,731
Premiums and fees on insured derivatives	1,461	25,612	-	-	-	(4)	27,069
Net gains (losses) on financial instruments at
fair value and foreign exchange	13,840	688	19	16,103	(133,482)	-	(102,832)
Net investment losses related to other-than-
temporary impairments	-	(1,819)	-	-	(18,024)	-	(19,843)
Net losses on extinguishment of debt	-	-	-	(26)	-	-	(26)
Other net realized gains (losses)	-	(490)	-	122	489	-	121
VIE Revenues	-	-	-	-	4,696	-	4,696

Total revenues	177,137	143,191	16,998	37,954	(126,505)	(71,016)	177,759

Expenses:
Losses and loss adjustment	(8,780)	68,731	-	-	-	-	59,951
Insured credit derivative impairments and LAE	-	(218,784)	-	-	-	-	(218,784)
Amortization of deferred acquisition costs	22,438	40,471	-	-	-	(40,246)	22,663
Operating	19,321	30,616	19,918	25,111	2,657	(24,434)	73,189
Interest	-	33,524	-	14,420	33,038	(6,076)	74,906
VIE expenses	-	-	-	-	5,391	(263)	5,128

Total expenses	32,979	(45,442)	19,918	39,531	41,086	(71,019)	17,053

Adjusted pre-tax income (loss)	$144,158	$188,633	$(2,920)	$(1,577)	$(167,591)	$3	$160,706

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	37,553	-	-	-	5,831	43,384
Mark-to-market on insured credit derivatives	(3)	87,949	-	-	-	-	87,946

Subtractions from adjusted pre-tax income (loss):
Impairments and LAE on insured credit derivatives	-	438,646	-	-	-	-	438,646

GAAP pre-tax income (loss)	$144,155	$(124,511)	$(2,920)	$(1,577)	$(167,591)	$5,834	$(146,610)

MBIA INC. AND SUBSIDIARIES
ADJUSTED PRE-TAX INCOME
(in thousands)

Three Months Ended June 30, 2010	U.S. Public Finance Insurance	Structured Finance and International Insurance	Advisory Services	Corporate	Wind-down Operations	Intercompany Eliminations	Consolidated

Revenues:
Net premiums earned	$119,287	$71,574	$-	$-	$-	$(27,334)	$163,527
Net investment income	55,712	27,657	(115)	2,164	25,424	897	111,739
Fees and reimbursements	2,790	26,644	17,611	20,979	-	(57,978)	10,046
Premiums and fees on insured derivatives	103	26,127	-	-	-	-	26,230
Net gains on financial instruments at
fair value and foreign exchange	1,323	3,622	49	8,513	4,875	-	18,382
Net investment losses related to other-than-
temporary impairments	-	(1,361)	-	-	(11,761)	-	(13,122)
Net gains (losses) on extinguishment of debt	-	-	-	(10)	17,553	-	17,543
Other net realized gains (losses)	(12)	19,572	(137)	-	(256)	-	19,167
VIE Revenues	-	-	-	-	26,713	-	26,713

Total revenues	179,203	173,835	17,408	31,646	62,548	(84,415)	380,225

Expenses:
Losses and loss adjustment	10,263	(203,218)	-	-	-	-	(192,955)
Insured credit derivative impairments and LAE	-	356,571	-	-	-	-	356,571
Amortization of deferred acquisition costs	24,252	39,093	-	-	-	(48,641)	14,704
Operating	16,855	33,207	17,698	24,969	4,462	(27,736)	69,455
Interest	-	33,844	-	16,168	42,926	(12,043)	80,895
VIE expenses	-	-	-	-	4,264	(472)	3,792

Total expenses	51,370	259,497	17,698	41,137	51,652	(88,892)	332,462

Adjusted pre-tax income (loss)	$127,833	$(85,662)	$(290)	$(9,491)	$10,896	$4,477	$47,763

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	98,116	-	-	-	5,974	104,090
Mark-to-market on insured credit derivatives	46	1,550,164	-	-	-	-	1,550,210

Subtractions from adjusted pre-tax income (loss):
Impairments and LAE on insured credit derivatives	-	(266,420)	-	-	-	-	(266,420)

GAAP pre-tax income (loss)	$127,879	$1,829,038	$(290)	$(9,491)	$10,896	$10,451	$1,968,483

MBIA INC. AND SUBSIDIARIES
ADJUSTED PRE-TAX INCOME
(in thousands)

Six Months Ended June 30, 2011	U.S. Public Finance Insurance	Structured Finance and International Insurance	Advisory Services	Corporate	Wind-down Operations	Intercompany Eliminations	Consolidated

Revenues:
Net premiums earned	$195,114	$138,953	$-	$-	$-	$(38,960)	$295,107
Net investment income	112,150	73,711	38	(469)	40,973	8,662	235,065
Fees and reimbursements	3,200	54,069	31,715	45,571	-	(108,600)	25,955
Premiums and fees on insured derivatives	1,583	57,696	-	-	-	(8)	59,271
Net gains (losses) on financial instruments at
fair value and foreign exchange	17,426	37,089	38	39,045	(216,335)	-	(122,737)
Net investment losses related to other-than-
temporary impairments	-	(4,053)	-	-	(29,138)	-	(33,191)
Net gains (losses) on extinguishment of debt	-	-	-	(41)	23,484	2,422	25,865
Other net realized gains	-	461	-	122	4,148	-	4,731
VIE Revenues	-	-	-	-	19,257	-	19,257

Total revenues	329,473	357,926	31,791	84,228	(157,611)	(136,484)	509,323

Expenses:
Losses and loss adjustment	(5,435)	31,003	-	-	-	-	25,568
Insured credit derivative impairments and LAE	-	(34,146)	-	-	-	-	(34,146)
Amortization of deferred acquisition costs	41,920	68,381	-	-	-	(76,279)	34,022
Operating	37,823	57,126	36,187	50,843	5,800	(49,488)	138,291
Interest	-	67,052	-	29,488	65,882	(12,620)	149,802
VIE expenses	-	-	-	-	10,931	(522)	10,409

Total expenses	74,308	189,416	36,187	80,331	82,613	(138,909)	323,946

Adjusted pre-tax income (loss)	$255,165	$168,510	$(4,396)	$3,897	$(240,224)	$2,425	$185,377

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	38,800	-	-	-	19,499	58,299
Mark-to-market on insured credit derivatives	(84)	(1,502,966)	-	-	-	-	(1,503,050)

Subtractions from adjusted pre-tax income (loss):
Impairments and LAE on insured credit derivatives	-	650,508	-	-	-	-	650,508

GAAP pre-tax income (loss)	$255,081	$(1,946,164)	$(4,396)	$3,897	$(240,224)	$21,924	$(1,909,882)

MBIA INC. AND SUBSIDIARIES
ADJUSTED PRE-TAX INCOME
(in thousands)

Six Months Ended June 30, 2010	U.S. Public Finance Insurance	Structured Finance and International Insurance	Advisory Services	Corporate	Wind-down Operations	Intercompany Eliminations	Consolidated

Revenues:
Net premiums earned	$233,578	$148,507	$-	$-	$-	$(56,112)	$325,973
Net investment income	117,453	82,753	(304)	7,419	51,912	(4,141)	255,092
Fees and reimbursements	17,402	150,953	33,717	44,466	-	(113,244)	133,294
Premiums and fees on insured derivatives	205	55,210	-	-	-	-	55,415
Net gains (losses) on financial instruments at
fair value and foreign exchange	3,885	5,971	973	(17,921)	(20,332)	-	(27,424)
Net investment losses related to other-than-
temporary impairments	-	(3,889)	-	-	(38,965)	-	(42,854)
Net gains (losses) on extinguishment of debt	-	-	-	(10)	17,551	-	17,541
Other net realized gains (losses)	(101)	19,572	(137)	-	(23)	-	19,311
VIE Revenues	-	-	-	-	41,656	-	41,656

Total revenues	372,422	459,077	34,249	33,954	51,799	(173,497)	778,004

Expenses:
Losses and loss adjustment	36,158	(121,205)	-	-	-	-	(85,047)
Insured credit derivative impairments and LAE	-	562,862	-	-	-	-	562,862
Amortization of deferred acquisition costs	46,671	88,472	-	-	-	(96,734)	38,409
Operating	29,804	59,220	31,403	51,986	8,587	(49,047)	131,953
Interest	-	68,580	-	33,049	90,834	(27,243)	165,220
VIE expenses	-	-	-	-	7,603	(472)	7,131

Total expenses	112,633	657,929	31,403	85,035	107,024	(173,496)	820,528

Adjusted pre-tax income (loss)	$259,789	$(198,852)	$2,846	$(51,081)	$(55,225)	$(1)	$(42,524)

Additions to adjusted pre-tax income (loss):
Impact of consolidating certain VIEs	-	15,865	-	-	-	11,843	27,708
Mark-to-market on insured credit derivatives	(38)	(685,631)	-	-	-	-	(685,669)

Subtractions from adjusted pre-tax income (loss):
Impairments and LAE on insured credit derivatives	-	(409,542)	-	-	-	-	(409,542)

GAAP pre-tax income (loss)	$259,751	$(459,076)	$2,846	$(51,081)	$(55,225)	$11,842	$(290,943)

MBIA INC. AND SUBSIDIARIES

Components of Adjusted Book Value per Share

		June 30, 2011	December 31, 2010	Change

Reported Book Value		$9.56	$14.18	($4.62)

Plus:	Cumulative unrealized loss on insured
	credit derivatives, after tax	19.76	14.58	$5.18

Less:	Cumulative impairments on insured
	credit derivatives, after tax (1)	(6.31)	(8.69)	$2.38

Reverse:	Unrealized losses included in OCI	0.74	2.27	($1.53)

Reverse:	Impact of consolidating certain VIEs (2)	0.62	0.50	$0.12

Plus:	Net unearned premium revenue, after tax (1) (3)	12.85	13.97	($1.12)

Adjusted Book Value (4)		$37.22	$36.81	$0.41

(1)	As of June 30, 2011 and December 31, 2010 the discount rate on Financial Guarantee installment premiums was the risk-free rate as defined by accounting principles for Financial Guarantee insurance contracts and the discount rate was
5.00% on Insured Derivative installment revenue and impairments.
(2)	Represents the impact on consolidated total equity of VIEs that are not considered business enterprises of the Company.
(3)	The amounts consist of installment and upfront Financial Guarantee premiums, Insured Derivative revenue and deferred commitment/structuring fees, net of deferred acquisition costs.
(4)	A non-GAAP measure.

Net Income (Loss) per Common Share:

		Three Months Ended		Six Months Ended
		June 30		June 30
		2011	2010	2011	2010
	Basic	$0.69	$6.34	($5.70)	($0.90)
	Diluted	$0.68	$6.32	($5.70)	($0.90)

Weighted-Average Number of Common Shares Outstanding:

	Basic	199,295,797	204,377,833	199,602,865	204,639,226
	Diluted	200,064,679	204,921,673	199,602,865	204,639,226

INSURANCE OPERATIONS

Selected Financial Data Computed on a Statutory Basis
(dollars in millions)

National Public Finance Guarantee Corporation

	June 30, 2011	December 31, 2010

Policyholders' surplus	$1,054.7	$907.7
Contingency reserve	1,504.1	1,473.5

Statutory capital	2,558.8	2,381.2

Unearned premium reserve	2,742.8	2,872.6
Present value of installment premiums (1)	268.8	282.1

Premium resources (2)	3,011.6	3,154.7

Loss and loss adjustment expense reserves (1)	89.0	95.9

Total claims-paying resources	$5,659.4	$5,631.8

Net debt service outstanding	$715,719.8	$752,420.0

Capital ratio (3)	280:1	316:1

Claims-paying ratio (4)	155:1	166:1

MBIA Insurance Corporation
	June 30, 2011	December 31, 2010

Policyholders' surplus	$1,167.1	$1,074.7
Contingency reserve	1,738.4	1,655.7

Statutory capital	2,905.5	2,730.4

Unearned premium reserve	684.4	703.1
Present value of installment premiums (5) (6)	1,442.4	1,655.0

Premium resources (2)	2,126.8	2,358.1

Loss and loss adjustment expense reserves (5)	(714.3)	155.3

Total claims-paying resources	$4,318.0	$5,243.8

Net debt service outstanding (7)	$216,010.8	$244,548.5

Capital ratio (3)	74:1	90:1

Claims-paying ratio (4)	60:1	55:1

(1)	At June 30, 2011 and December 31, 2010 the discount rate was 4.19%.
(2)	The amounts consist of Financial Guarantee premiums and Insured Derivative premiums.
(3)	Net debt service outstanding divided by statutory capital.
(4)	Net debt service outstanding divided by the sum of statutory capital, unearned premium reserve (after-tax), present value of installment premiums (after-tax) and loss and loss adjustment expense.
(5)	At June 30, 2011 and December 31, 2010 the discount rate was 5.93%.
(6)	Excludes $42.4 million present value of future premiums related to policies for which commutation agreements were either reached or executed after June 30, 2011.
(7)	Excludes $15.1 billion of gross insured CDO debt service for which commutation agreements were either reached or executed after June 30, 2011.

CONTACT:
MBIA Inc., Media:
Kevin Brown, +1-914-765-3648
or
Elizabeth James, +1-914-765-3889
or
MBIA Inc., Investor Relations:
Greg Diamond, +1-914-765-3190